                                                                     EXHIBIT 2.2

                            CONSOLIDATION AGREEMENT

     This is a Consolidation Agreement dated as of the   of           , 2001 by
and between STURGIS BANK & TRUST COMPANY, a Michigan savings bank ("Bank"), and STB INTERIM BANK, a Michigan savings bank and wholly-owned subsidiary of STURGIS BANCORP, INC. ("New Bank"), and joined in by STURGIS BANCORP, INC., a Michigan Corporation and Registered Bank Holding Company ("Bancorp").

     The Bank is a Michigan savings bank with its principal office in the City of Sturgis, Michigan, with an authorized capital of Four Million ($4,000,000.00) Dollars consisting of four million (4,000,000) shares of common stock, par value one ($1.00) dollar per share ("Bank Common Stock"), of which 3,101,534 shares are issued and outstanding. The New Bank is a Michigan savings bank, organized under the provisions of Section 706 of the Michigan Savings Bank Act, as amended ("Act") for the sole purpose of effecting this consolidation, with an authorized capital of Ten ($10.00) Dollars, consisting of ten (10) shares of common stock, par value One ($1.00) Dollar per share, which shares are, or will at the time of consolidation be, issued and outstanding.

     A majority of the entire Board of Directors of the Bank and the New Bank have, respectively, approved, made and executed this Consolidation Agreement and authorized its execution by the Bank and the New Bank, and a majority of the entire Board of Directors of Bancorp has approved this Consolidation Agreement and the undertakings of Bancorp herein set forth and has authorized Bancorp, by execution hereof, to join in and be bound hereby.

     At the time the consolidation becomes effective, and as when required by the provisions of this Consolidation Agreement, Bancorp will issue shares of its common stock, One ($1.00) Dollar par value per share ("Bancorp Common Stock") which the shareholders of the Bank shall be entitled to receive as hereinafter provided and will carry out the other obligations required of Bancorp by the terms of this Consolidation Agreement.

     Accordingly, the parties agree as follows:

          1. Consolidation. The New Bank and the Bank shall be consolidated into a single bank under the charter of the Bank and the name of the Bank in accordance with provisions of the Act ("Consolidation"). The consolidated organization is sometimes referred to as the "Consolidated Bank."

          2. Charter. The charter of the Consolidated Bank shall be the charter of the Bank with changes and amendments as may be made by this Consolidation Agreement or is may be required in order to conform such charter with the provisions of this Consolidation Agreement.

          3. Name. The name of the Consolidated Bank shall be "Sturgis Bank & Trust."

          4. Effective Date of Consolidation. At the effective date of the consolidation ("Consolidation Date"), the corporate existence of the New Bank and the Bank shall be consolidated into and continue into Consolidated Bank, and the consolidation shall have the effect set forth in this Agreement and under the Act including, without limitation all of the following:

               (a) The Consolidated Bank shall possess all of the rights, interest, privileges, powers and franchises and is subject to all the restrictions, disabilities, liabilities and duties of each of Sturgis and New Bank. The title to all property, real, personal and mixed is transferred to the Consolidated Bank and shall not revert or be in any way impaired by reason of the consolidation.

               (b) The Consolidated Bank shall hold and enjoy the same and all rights of property, franchises and interest including appointments, designations and nominations and all other rights and interest in any fiduciary capacity, in the same manner into the same extent of those rights and interest were held or enjoyed by each of Sturgis and New Bank at the time of Consolidation.

          5. Principal Office and Branches. The principal office of the Consolidated Bank shall be the principal banking office presently occupied by the Bank in the City of Sturgis, Michigan, and the branches of the Consolidated Bank shall be all the branches of the Bank in operation at the Consolidation Date and such other branches as may be duly authorized and established from time to time.

          6. Capital. The authorized capital of the Consolidated Bank shall be Three Million One Hundred One Thousand Five Hundred Thirty-Four ($3,101,534.00) Dollars consisting of 3,101,534 shares of common stock, par value one dollar per share.

          7. Directors and Officers. The Board of Directors of the Bank shall continue to serve as the Board of Directors of the Consolidated Bank. The officers of the Consolidated Bank shall be the same persons, holding the same offices, as the officers immediately prior to the Consolidation Date.

          8. By-Laws. The By-laws of the Consolidated Bank shall be the By-laws of the Bank in effect immediately prior to the Consolidation Date with changes and amendments as may be made by this Consolidation Agreement or is may be required in order to conform such charter with the provisions of this Consolidation Agreement.

          9. Conversions of Shares of Stock. The manner of converting the shares of the Bank and the New Bank shall be as follows:

               (a) New Bank Shares. As of Consolidation Date, the ten (10) shares of One ($1.00) Dollar par value common stock of the New Bank issued and outstanding shall be cancelled.

               (b) Issuance of Consolidated Bank Shares. As of the Consolidation Date, the Consolidated Bank shall issue 3,101,534 shares of one ($1.00) dollar par value common stock of the Consolidated Bank to Bancorp in consideration of the shares to be delivered to the Bank shareholders under the terms of this Consolidation Agreement.

               (c) Bank Shares. As of the Consolidation Date, the shares of common stock, par value one ($1.00) dollar per share, of the Bank issued and outstanding shall there upon and without any action by the holders thereof be converted to the right to receive shares of common stock of Bancorp on the basis of one (1) share of the common stock of Bancorp for one (1) share of the common stock, par value one ($1.00) dollar per share of the Bank. As soon as practical after the effective time, EquiServe ("Bancorp Exchange Agent") will send a notice in transmittal form to each Bank shareholder of record at the effect of time advising such shareholder: (i) of the effectiveness of the Consolidation and the procedure for surrendering to the Bancorp Exchange Agent outstanding certificates formally representing Bank common stock in exchange for new certificates of Bancorp Common Stock;
          (ii) if applicable, of such shareholders' right under the act to dissent within thirty (30) days of the Consolidation Date. Upon surrender, each certificate representing Bank common stock shall be cancelled.

          10. Further Documentation. At the request of any party to this Agreement, the other party shall execute, acknowledge and deliver such other documents and/or the instruments as may be reasonably required by the requesting party to carry out the purposes of this Agreement. In event any party to this Agreement shall be involved in litigation, threatened litigation or government inquiries with respect of the matter covered by this Agreement, every other party to this Agreement shall also make available to such party, at reasonable times and subject to reasonable requirements of its own businesses, such of its personnel who may have information relevant to such matters, prior to that such parties shall reimburse the providing party for its reasonable cost for employee time incurred in connection therewith if more than one business day is required. Following the consolidation date, the parties will cooperate with each other in connection with tax audits and in the defense of any legal proceedings.

          11. Employee Benefit Plans. All employee benefit plans maintained by the Bank shall continue and shall be the plans of the Consolidated Bank, until such time as such employee benefit plans are integrated, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Consolidation.

          12. Shareholder Approval. The Consolidation shall be approved by the shareholders of the Bank and the New Bank at separate meetings of such shareholders, or in the case of New Bank by written consent of its sole shareholder, Bancorp, at a meeting duly called and held in accordance with the provisions of the Act and other applicable statutes. In order for the consolidation to be effective, the consolidation must be approved by the affirmative vote of the holders not less than two-thirds (2/3) of the issued and outstanding shares of the common stock of the Bank, in the issued and outstanding shares of the common stock of the New Bank.

          13. Dissenters' Shares. Any shareholder of the Bank who votes against the consolidation, or who has given notice in writing to the Bank at or prior to the shareholders' meeting to be held for the purpose of considering the Consolidation that he or she dissents from the Consolidation, shall be entitled to receive in cash from the Consolidated Bank the fair value of all shares held by him or her, if and when the Consolidation is consummated, in accordance with the provisions of Section 706 of the Act. Shares held by a dissenting shareholder shall not be converted into Bancorp Common Stock in cash in lieu of fractional shares.

          14. Conditions Precedent to Consolidation. The consummation of the Consolidation herein contemplated is conditioned upon each of the following events:

               (a) The approval of the shareholders of the Bank and the New Bank is set forth above;

               (b) The approval of the commissioner of the Office of Financial and Insurance Services;

               (c) Notification to, and lack of objection by, the Board of Governors of the Federal Reserve System;

               (d) The approval of the Federal Deposit Insurance Corporation pursuant to the Federal Deposit Insurance Act, as amended;

               (e) If the issuance of Bancorp Common Stock is subject to securities laws of any state the issuance shall not be subject to a stop order of any state's securities authority.

          15. Period Termination of Agreement. This Consolidation Agreement may be terminated at any time before the Consolidation Date by written notice of either the Bank or Bancorp; provided that such notice has been authorized and approved by the Board of Directors of the party giving such notice. Upon such termination, neither the Bank, the New Bank or Bancorp, nor any of their respective directors or officers, shall have any liability by reason of this Consolidation Agreement or the termination thereof.

          16. Expenses. Accept as otherwise provided herein, Sturgis shall pay all costs and expenses incurred in connection with the transactions contemplated hereby including but not limited to the costs and expenses of printing and mailing the proxy statement/perspectives, and all filing and other fees paid to the SEC in connection with the consolidation.

          17. Effective Date of Consolidation. The Consolidation shall be effective on such date as may be designated by the Department of Financial Institutions of the Michigan Department of Consumer Industry Services.

     IN WITNESS WHEREOF, the bank and the new bank have caused this Consolidation Agreement to be executed in counterparts by their duly authorized officers and their corporate seals to be hereunto affixed as the date first above written, and directors constituting the majority of the Board of Directors of each such bank have hereunto subscribed their names.

                                          STURGIS BANK & TRUST COMPANY

                                          /s/ Leonard L. Eishen
                                          --------------------------------------
                                          By: Leonard L. Eishen
                                          Its: President

Attest:                                       DIRECTORS

/s/ Joyce A. Waltke                           /s/ Raymond H. Dresser
--------------------------------------------  --------------------------------------------------------
Joyce A. Waltke, Secretary                    Raymond H. Dresser, Jr.

                                              /s/ Leonard L. Eishen
                                              --------------------------------------------------------
                                              Leonard L. Eishen

                                              /s/ Eric L. Eishen
                                              --------------------------------------------------------
                                              Eric L. Eishen

                                              /s/ Lawrence A. Franks
                                              --------------------------------------------------------
                                              Lawrence A. Franks

                                              /s/ Donald L. Frost
                                              --------------------------------------------------------
                                              Donald L. Frost

                                              /s/ James A. Goethals
                                              --------------------------------------------------------
                                              James A. Goethals

                                              /s/ Gary J. Malloy
                                              --------------------------------------------------------
                                              Gary J. Malloy

                                              /s/ Philip G. Ward
                                              --------------------------------------------------------
                                              Philip G. Ward

STATE OF MICHIGAN,               ss.
County of St. Joseph

On this 11th day of December, 2001 before me, a Notary Public, for the state and county of fore said, personally came LEONARD L. EISHEN, as President and JOYCE
L. WALTKE, as Secretary, of STURGIS BANK & TRUST COMPANY, a Michigan savings bank, and each and their said capacity acknowledge the foregoing instrument to be the act and deed of said corporation and the seal affixed thereto to be a seal; and came also RAYMOND H. DRESSER, JR., LEONARD L. EISHEN, ERIC L. EISHEN, LAWRENCE A. FRANKS, DONALD L. FROST, JAMES A. GOETHALS, GARY J. MALLOY and PHILIP G. WARD being not less than the majority of the entire Board of Directors of said corporation, and each of them acknowledge said instrument to be act and deed of said corporation and of himself as a director hereof.

                                          /s/ Joyce L. Waltke
                                          --------------------------------------
                                                    , Notary Public
                                          St. Joseph County, Michigan
                                          My commission expires:

                                                    JOYCE L. WALTKE
                                          Notary Public, St. Joseph County, MI
                                          My Commission Expires April 20, 2002

                                          SBT INTERIM BANK

                                          /s/ Leonard L. Eishen
                                          --------------------------------------
                                          By: Leonard L. Eishen
                                          Its: President

Attest:                                       DIRECTORS

/s/ Joyce A. Waltke                           /s/ Raymond H. Dresser
--------------------------------------------  --------------------------------------------------------
Joyce A. Waltke, Secretary                    Raymond H. Dresser, Jr.

                                              /s/ Leonard L. Eishen
                                              --------------------------------------------------------
                                              Leonard L. Eishen

                                              /s/ Lawrence A. Franks
                                              --------------------------------------------------------
                                              Lawrence A. Franks

                                              /s/ James A. Goethals
                                              --------------------------------------------------------
                                              James A. Goethals

                                              /s/ Gary J. Malloy
                                              --------------------------------------------------------
                                              Gary J. Malloy

STATE OF MICHIGAN,               ss.
County of St. Joseph

On this 11th day of December 2001, before me, a Notary Public, for the state and county of fore said, personally came LEONARD L. EISHEN, as President and JOYCE
L. WALTKE, as Secretary, of STURGIS INTERIM BANK, a Michigan savings bank, and each and their said capacity acknowledge the foregoing instrument to be the act and deed of said corporation and the seal affixed thereto to be a seal; and came also RAYMOND H. DRESSER, JR., LEONARD L. EISHEN, LAWRENCE A. FRANKS, JAMES A. GOETHALS and GARY J. MALLOY being not less than the majority of the entire Board of Directors of said corporation, and each of them acknowledge said instrument to be act and deed of said corporation and of himself as a director hereof.

                                          /s/ Joyce L. Waltke
                                          --------------------------------------
                                                    , Notary Public
                                          St. Joseph County, Michigan
                                          My commission expires:

                                                    JOYCE L. WALTKE
                                          Notary Public, St. Joseph County, MI
                                          My Commission Expires April 20, 2002

Sturgis Bancorp hereby joins the foregoing Consolidation Agreement and undertakes it will be bound thereby and that it will do and perform all acts and things therein referred to or provided it be done by it.

     IN WITNESS WHEREOF, Sturgis Bancorp has caused this undertaking to be executed in counterparts by its duly authorized officers as of the date first above written.

                                          STURGIS BANCORP, INC.

                                          /s/ Leonard L. Eishen
                                          --------------------------------------
                                          By: Leonard L. Eishen
                                          Its: President


Attest:

/s/ Joyce A. Waltke
--------------------------------------------
Joyce A. Waltke, Secretary